SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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Check the appropriate box:

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                                         Only (as permitted by Rule 14a-6(a)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Chesapeake Utilities Corporation

 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        Chesapeake Utilities Corporation

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO  THE  STOCKHOLDERS  OF
CHESAPEAKE  UTILITIES  CORPORATION:                             March  28,  2003


     The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Tuesday, May 20, 2003, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

     (a) to elect three Class I Directors for three-year terms ending in 2006, and until their successors are elected and qualified;

     (b) to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 24, 2003 will be entitled to vote at the meeting and any adjournment thereof.


                                             By Order of the Board of Directors,


                                             /s/  WILLIAM  C.  BOYLES
                                             ------------------------
                                             William  C.  Boyles
                                             Corporate  Secretary


STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPLTY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND THE MEETING.

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 2003
                   ___________________________________________
                                                                  March 28, 2003
                             SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Chesapeake Utilities Corporation ("Chesapeake" or the "Company") for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware at 10:00 a.m. on May 20, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies also may be made by personal interview, mail, telephone or e-mail by directors, officers and regular employees of Chesapeake. Chesapeake also will request certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of capital stock held of record by such persons, and Chesapeake will reimburse such entities for expenses incurred. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake will not receive additional compensation for soliciting proxies. This proxy statement and enclosed form of proxy are being first sent or given to stockholders on or about March 28, 2003.

                               REVOCATION OF PROXY

     The giving of a proxy does not preclude the right to vote in person at the meeting should the person giving the proxy so desire. In addition, the person giving a proxy has the power to revoke it at any time before it has been exercised by submitting a proxy bearing a later date or by providing a notice in writing that is received by the Corporate Secretary of Chesapeake prior to the meeting.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

     If a stockholder is a corporation, an authorized officer should sign the accompanying proxy in its corporate name, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person's title following his or her signature.

                                  ANNUAL REPORT

     The annual report to stockholders, covering Chesapeake's fiscal year ended December 31, 2002, is enclosed herewith. The annual report, which includes financial statements, does not form any part of the material for the solicitation of proxies.

                          VOTING SECURITIES OUTSTANDING

     The common stock, of which 5,575,827 shares were outstanding as of March 24, 2003, is the only outstanding class of voting securities of Chesapeake. Each share of common stock is entitled to one vote. The holders of record of common stock at the close of business on March 24, 2003, the record date, will be entitled to vote at the Annual Meeting of Stockholders. A quorum for the transaction of business at the Annual Meeting requires the presence, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date.

                 BENEFICIAL OWNERSHIP OF CHESAPEAKE'S SECURITIES

BY  MANAGEMENT

     The following table sets forth the number of shares of Chesapeake's common stock beneficially owned, as of March 24, 2003, by each of Chesapeake's current directors, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and sole voting power with respect to the securities indicated. No person or entity, to the knowledge of Chesapeake, beneficially owns more than 5% of the common stock.


                                                             Amount and Nature of       Percent
Name of Individual or Group                                  Beneficial Ownership/1/    of Class
---------------------------                                  ----------------------     --------
Ralph J. Adkins..........................................             43,367                   *
Richard Bernstein........................................              5,078                   *
Thomas J. Bresnan........................................                900                   *
Walter J. Coleman........................................              5,000                   *
John W. Jardine, Jr......................................             26,723                   *
J. Peter Martin..........................................              1,900                   *
Joseph E. Moore..........................................                944                   *
Calvert A. Morgan, Jr....................................              2,200                   *
Rudolph M. Peins, Jr.....................................              6,260                   *
Robert F. Rider..........................................              7,065                   *
John R. Schimkaitis......................................             21,147                   *
Michael P. McMasters.....................................             12,650                   *
Stephen C. Thompson......................................             16,712                   *
William C. Boyles........................................             13,442                   *
Executive Officers and Directors as a Group (14 persons)             162,388               2.90%

_______________________________
*Less  than  one  percent  (1%)

/1/ Includes shares of common stock subject to options that are currently exercisable, or that will become exercisable within 60 days following March 24, 2003, as follows: Mr. McMasters - 7,700; Mr. Thompson - 7,700; Mr. Boyles - 6,637; and all executive officers and directors as a group - 22,037. Also includes shares held by the following executive officers under Chesapeake's Retirement Savings Plan as to which they have the authority to direct the voting: Mr. Adkins - 15,034; Mr. Schimkaitis - 9,089; Mr.
     McMasters - 4,668; Mr. Thompson - 5,624; Mr. Boyles - 4,271; and all executive officers and directors as a group - 38,686.


                              ELECTION OF DIRECTORS

     At the annual meeting to be held on May 20, 2003, three Class I Directors will be elected to serve until the Annual Meeting of Stockholders in 2006, and until their successors are elected and qualified. Chesapeake's nominees are Calvert A. Morgan, Jr., Rudolph M. Peins, Jr. and Robert F. Rider.

     Effective as of the 2003 Annual Meeting, John W. Jardine, Jr., currently a Class I Director, is retiring after 30 years of distinguished service on the Chesapeake Board. His resignation will reduce the number of directors from eleven to ten. Under Chesapeake's Certificate of Incorporation, each class of directors must be as nearly equal in size as possible. To maintain the required balance among classes, Mr. Rider, currently a Class II Director, has been nominated for reelection as a Class I Director.

     Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors. The Board of Directors recommends a vote FOR each of the nominees.

     A properly executed proxy in the enclosed form that does not specify how the shares are to be voted will be voted FOR the election of each of Chesapeake's nominees. If, prior to the election, any of the nominees shall become unable or unwilling to serve as a director (an eventuality not currently anticipated), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors on the recommendation of the Corporate Governance Committee.


            INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

     The following information with respect to the principal occupation and employment of each director and nominee and the name and principal business of the organization in which such occupation and employment is carried on, and information with respect to certain other affiliations and to business experience during the past five years, has been furnished to Chesapeake by each of the nominees for election as a director and for each of the directors whose term will continue following the annual meeting:

NOMINEES  FOR  ELECTION

     CLASS  I  DIRECTORS  (TERMS  EXPIRE  2003)

          CALVERT A. MORGAN, JR. (age 55): Mr. Morgan is Chairman of the Board and retired President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan is also Chairman of Delaware Business Roundtable, Inc., Vice Chairman of Wilmington Renaissance Corporation, and a director of Wilmington Country Club. He is a trustee of Christiana Care Corporation and is a former board member of the Delaware Bankers Association, the United Way of Delaware and the Delaware State Chamber of Commerce. He has been a director of Chesapeake since 2000.

          RUDOLPH M. PEINS, JR. (age 73): Mr. Peins retired in February 1993 as Senior Vice President, Chief Financial Officer and Secretary of Hunt Corp. located in Philadelphia, Pennsylvania. Hunt, a leading producer and distributor of more than 10,000 office and art/craft products, is better known for its brand name products such as Boston, X-ACTO, BIENFANG and SPEEDBALL to name a few. Mr. Peins is a business analyst and consultant. He has been a director of Chesapeake since 1993.

          ROBERT F. RIDER (age 74): Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work, metal fabrication and sells farm equipment and materials handling systems. Mr. Rider is also a director of Blue Cross Blue Shield of Wilmington, Delaware, Delaware State Fair and CareFirst, Inc. He is a trustee of the University of Delaware. Mr. Rider also serves as a member of the Board of Governors of the United States Postal Service and was Chairman from 2000 to 2002. He has been a director of Chesapeake since 1977.

CONTINUING  DIRECTORS

     CLASS  II  DIRECTORS  (TERMS  EXPIRE  2004)

          RALPH J. ADKINS (age 60): Mr. Adkins is Chairman of the Board of Directors of Chesapeake. He has served as Chairman since 1997. Prior to January 1, 1999, Mr. Adkins served as Chief Executive Officer, a position he had held since 1990. During his tenure with Chesapeake Mr. Adkins has also served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. Mr. Adkins is also Chairman of the Board of Trustees of the Delaware
          Public Employees' Retirement System. He has been a director of Chesapeake since 1989.

          RICHARD BERNSTEIN (age 60): Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., located in Easton,
          Maryland. BAI is a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the owner of several other companies in which he is actively involved including: Salisbury
          Pewter, a manufacturer of pewter for the gift and premium markets; Frankoma Pottery, a creator of unique designs in sculptured earthenware; and Lorch Microwave which produces microwave filters and electronic components. He has been a director of Chesapeake since 1994.

          J. PETER MARTIN (age 63): Mr. Martin is the retired Founder, President and Chief Executive Officer of Atlantic Utilities Corporation, a Miami, Florida-based diversified utility company that provided water, wastewater, natural gas and propane gas service to residential, commercial and industrial customers in several Florida counties. Mr. Martin founded Atlantic Utilities Corporation in 1980; in 1997 it was sold to Southern Union Co. Prior to founding Atlantic Utilities, Mr. Martin was President of Southern Gulf Utilities, Inc., in Miami,
          Florida.  He  has  been  a  director  of  Chesapeake  since  2001.


     CLASS  III  DIRECTORS  (TERMS  EXPIRE  2005)

          THOMAS J. BRESNAN (age 50): Mr. Bresnan is Chief Executive Officer of New Horizons Worldwide, Inc., located in Anaheim, California, a position he has held since 1999. Through its New Horizons Computer
          Learning Centers, New Horizons provides information technology training. Prior to joining New Horizons in 1992, Mr. Bresnan was President of Capitol American Life Insurance in Cleveland, Ohio. Mr. Bresnan began his professional career at Arthur Andersen and Co. He has been a director of Chesapeake since 2001.

          WALTER J. COLEMAN (age 68): Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. Mr. Coleman is now a professor at Florida Southern College and an international business consultant specializing in strategic management. He has been a director of Chesapeake since 1992.

          JOSEPH E. MOORE (age 60): Mr. Moore is a partner in the law firm of Williams, Hammond, Moore, Shockley and Harrison, LLP, which has offices located in Ocean City and Ocean Pines, Maryland. Mr. Moore previously served as State's Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin, Maryland; Maryland State Board of Governors; and the American Bar Association. In addition, Mr. Moore has served on the Board of Directors for Calvin B. Taylor Banking Co. and Atlantic General Hospital, and Board of Trustees for the Worcester Preparatory School, all in Berlin, Maryland. He has been a director of Chesapeake since 2001.

          JOHN R. SCHIMKAITIS (age 55): Mr. Schimkaitis became Chief Executive Officer on January 1, 1999. He also has served as President since 1997. Prior to his present position, Mr. Schimkaitis has held numerous positions with Chesapeake. He has been a director of Chesapeake since 1996.


DIRECTORS'  COMPENSATION

     Under Chesapeake's Directors Stock Compensation Plan, directors who are not officers of Chesapeake are awarded 600 shares of Chesapeake's common stock annually, at the time of Chesapeake's annual meeting. In addition, each non-employee director who serves as the chairman of a committee of the Board of Directors is awarded 100 additional shares of Chesapeake's common stock annually. Directors are also paid an attendance fee of $1,000 for each Board or committee meeting attended. If a director attends more than one meeting on the same day for which he has been paid a fee of $1,000, then the director is paid an additional fee of $500.

                             COMMITTEES OF THE BOARD

     The Audit Committee was established in 1976. Only directors who are not employees of Chesapeake or any of its subsidiaries and who qualify as "independent" directors under the current listing standards of the New York Stock Exchange are eligible to serve as members of the Audit Committee. As more fully described in its charter, a copy of which is attached as Appendix 1 to this Proxy Statement, the Audit Committee's responsibilities include: (i) the appointment, termination and compensation of Chesapeake's independent auditors,
(ii) approval of all significant non-audit engagements of Chesapeake's independent auditors, (iii) review with management and the independent auditors the annual and quarterly financial statements, and (iv) supervision of the annual audit and Chesapeake's internal audit function. The Audit Committee held five meetings during 2002. The current members of the Audit Committee are:
Walter J. Coleman, John W. Jardine, Jr., J. Peter Martin and Rudolph M. Peins, Jr., Chairman.

     The Compensation Committee was established in 1979. Only directors who are not employees of Chesapeake or any of its subsidiaries and who qualify as "independent" directors under the current listing standards of the New York Stock Exchange are eligible to serve as members of the Compensation Committee. The responsibilities of the Compensation Committee, as set forth in its charter, include: (i) the design, recommendation to the Board of Directors for approval, and administration of Chesapeake's executive compensation practices, (ii) administration of Chesapeake's principal employee benefit plans, (iii) annual review of the compensation arrangements of the Chief Executive Officer, and (iv) if requested by the Board of Directors, evaluation of Chesapeake's director compensation arrangements. The Compensation Committee held six meetings during 2002. The current members of the Compensation Committee are: Richard Bernstein, Chairman, Joseph E. Moore and Calvert A. Morgan, Jr.

     The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structure issues. In 1998, this Committee also assumed the functions of the Nominating Committee. Only directors who are not employees of Chesapeake or any of its subsidiaries and who qualify as "independent" directors under the current listing standards of the New York Stock Exchange are eligible to serve as members of the Corporate Governance Committee. The responsibilities of the Corporate Governance Committee, as set forth in its charter, include: (i) periodic review of Chesapeake's corporate governance guidelines, (ii) evaluation of the size and composition of the Board of Directors, (iii) development and recommendation to the Board of Directors of director eligibility guidelines,
(iv) evaluation of director candidates, and (v) conducting an annual evaluation of the Board of Director's performance. The Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Committee held four meetings during 2002. The members of the Corporate Governance Committee are: Thomas J. Bresnan, Walter J. Coleman, John W. Jardine, Jr. and Robert F. Rider, Chairman.

     Under Chesapeake's bylaws, stockholders are permitted to nominate candidates for election as directors. The Corporate Secretary of Chesapeake must receive such nominations not less than 14 days nor more than 80 days prior to the meeting at which directors are to be elected. Such nominations must be in writing and set forth: (a) as to each nominee, (i) the name, age, business address and, if known, residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of Chesapeake stock beneficially owned by the nominee; (iv) the consent of the nominee to serve as a director of the Corporation if elected; (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder; and (vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities and Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice, (i) the name and address of such stockholder, as they appear on Chesapeake's books, and (ii) the number of shares of Chesapeake stock beneficially owned by such stockholder.

                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met eight times during 2002. Each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board on which he served.

                             MANAGEMENT COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The following table sets forth information concerning the compensation earned for each of Chesapeake's last three fiscal years by Chesapeake's Chief Executive Officer and each of the other four most highly compensated executive officers.



                                            ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                          -----------------------   ---------------------------
                                                                     PAYOUTS         AWARDS
                                                                    ----------   --------------
                                                                    RESTRICTED       SHARES
                                                                      STOCK        UNDERLYING      ALL OTHER
                               FISCAL        SALARY       BONUS      AWARDS/4/    OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR           ($)         ($)          ($)           (#)              ($)
---------------------------  -----------  -------------  --------   -----------  --------------   -------------
Ralph J. Adkins . . . . . .     2002         225,000         0        28,766/1/            0          29,888/6/
Chairman and Director . . .     2001         150,000         0        24,035/2/            0          19,290
                                2000         150,000         0        22,780/3/            0          21,136

John R. Schimkaitis . . . .     2002         300,000         0        54,576/1/            0          20,225/6/
President, Chief Executive.     2001         295,000         0        45,600/2/            0          18,919
Officer and Director. . . .     2000         280,000         0        43,200/3/            0          11,442

Michael P. McMasters. . . .     2002         208,000         0        29,107/1/            0          12,901/6/
Vice President, Treasurer .     2001         204,750         0        24,320/2/            0          12,712
and Chief Financial Officer     2000         195,000         0        23,040/3/            0          10,608

Stephen C. Thompson . . . .     2002         208,000         0        29,107/1/            0          12,901/6/
Vice President. . . . . . .     2001         204,750         0        24,320/2/            0          12,712
                                2000         195,000         0        23,040/3/            0           8,566

William C. Boyles . . . . .     2002         165,000         0        29,107/1/            0          10,383/6/
Vice President and. . . . .     2001         141,375         0             0               0           8,761
Corporate Secretary . . . .     2000         134,875         0             0           5,000/5/        9,849


_______________________________


/1/ Represents the dollar value on the date of issuance of the following number of shares of restricted stock awarded to the named executive officer under the Incentive Plan based on performance results for the award period beginning January 1, 2002, and ending December 31, 2002: Mr. Adkins - 1,518 shares; Mr. Schimkaitis - 2,880 shares; Mr. McMasters - 1,536 shares; Mr. Thompson - 1,536 shares; and Mr. Boyles - 1,536 shares. The shares of restricted stock may not be sold for a three-year period. During this three-year period, the holder is entitled to receive all dividends paid on the shares. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 21, 2003, the date of issuance.

/2/ Represents the dollar value of the following number of shares of restricted stock that the named executive officer elected to receive in lieu of performance shares under the Incentive Plan for the award period beginning January 1, 2001, and ending December 31, 2001: Mr. Adkins - 1,265 shares; Mr. Schimkaitis - 2,400 shares; Mr. McMasters - 1,280 shares; and Mr. Thompson - 1,280 shares. The shares of restricted stock are subject to forfeiture if the named executive officer voluntarily terminates his employment within three years following February 22, 2002, the date that the shares were issued to the individual. During this three-year period, the holder is entitled to receive all dividends paid on the shares. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 22, 2002, the date of issuance.

/3/ Represents the dollar value of the following number of shares of restricted stock that the named executive officer elected to receive in lieu of performance shares under the Incentive Plan for the award period beginning January 1, 2000, and ending December 31, 2000: Mr. Adkins - 1,265 shares; Mr. Schimkaitis - 2,400 shares; Mr. McMasters - 1,280 shares; and Mr. Thompson - 1,280 shares. The shares of restricted stock are subject to forfeiture if the named executive officer voluntarily terminates his employment within three years following February 23, 2001, the date that the shares were issued to the individual. During this three-year period, the holder is entitled to receive all dividends paid on the shares. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 23, 2001, the date of issuance.

/4/ The number and value of the aggregate number of shares of restricted stock held by each of the named executive officers as of December 31, 2002 (calculated by multiplying the number of shares by $18.30, the market price of the Chesapeake common stock at the close of trading on December 31,
     2002) was as follows: Mr. Adkins - 5,740 shares having a value of $105,042; Mr. Schimkaitis - 9,610 shares having a value of $175,863; Mr. McMasters - 2,560 shares having a value of $46,848; and Mr. Thompson - 1,510 shares having a value of $27,633.

/5/ Stock Appreciation Rights ("SARs") granted under Chesapeake's Performance Incentive Plan (the "Incentive Plan") for the performance period beginning January 1, 2001, and ending December 31, 2001. As of December 31, 2001, 2,500 of these SARs were forfeited, as more fully described in the Compensation Committee Report.

/6/ Consists of Chesapeake's contribution to its Retirement Savings Plan on behalf of such officer (Mr. Adkins - $27,000; Mr. Schimkaitis - $18,000; Mr. McMasters - $12,481; Mr. Thompson - $12,480; and Mr. Boyles - $9,900) and term life insurance premiums paid by Chesapeake on behalf of such officer (Mr. Adkins - $2,888; Mr. Schimkaitis - $2,225; Mr. McMasters - $421; Mr. Thompson - $421; and Mr. Boyles - $483).

AGGREGATED  OPTION  /  SAR  EXERCISES  DURING  2002  FISCAL  YEAR
AND  FISCAL  YEAR  END  OPTION  /  SAR  VALUES  TABLE

     The following table sets forth information concerning stock options and SARs exercised by the named executive officers during the 2002 fiscal year and the number and value of options and SARs held by such officers at fiscal year end.




                                                              NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                               OPTIONS / SARS                  OPTIONS/SARS
                          SHARES                                AT FY-END (#)                AT FY-END ($)/1/
                        ACQUIRED ON        VALUE        -----------------------------  -----------------------------
1NAME                   EXERCISE (#)    REALIZED ($)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
--------------------  ---------------  ---------------  -------------  --------------  -------------  --------------
Ralph J. Adkins. . .               0                0              0               0              0               0
John R. Schimkaitis.               0                0              0               0              0               0
Michael P. McMasters               0                0          7,700               0              0               0
Stephen C. Thompson.               0                0          7,700               0              0               0
William C. Boyles. .               0                0         11,637               0              0               0



/1/ On December 31, 2002, the market price of Chesapeake common stock of $18.30 exceeded the exercise price of the outstanding options and SARS.


PENSION  PLAN  TABLE


FINAL             YEARS OF SERVICE AT NORMAL RETIREMENT AGE
AVERAGE   ----------------------------------------------------------
EARNINGS     15        20        25        30        35        40
--------  --------  --------  --------  --------  --------  --------
$100,000  $ 25,176  $ 33,569  $ 41,961  $ 50,353  $ 58,745  $ 58,745
$125,000  $ 32,395  $ 43,194  $ 53,992  $ 64,790  $ 75,589  $ 75,589
$150,000  $ 39,614  $ 52,819  $ 66,023  $ 79,228  $ 92,433  $ 92,433
$175,000  $ 46,833  $ 62,444  $ 78,055  $ 93,665  $109,276  $109,276
$200,000  $ 54,051  $ 72,069  $ 90,086  $108,103  $126,120  $126,120
$225,000  $ 61,270  $ 81,694  $102,117  $122,540  $142,964  $142,964
$250,000  $ 68,489  $ 91,319  $114,148  $136,978  $159,808  $159,808
$275,000  $ 75,708  $100,944  $126,180  $151,415  $176,651  $176,651
$300,000  $ 82,926  $110,569  $138,211  $165,853  $193,495  $193,495
$325,000  $ 90,145  $120,194  $150,242  $180,290  $210,339  $210,339
$350,000  $ 97,364  $129,819  $162,273  $194,728  $227,183  $227,183
$375,000  $104,583  $139,444  $174,305  $209,165  $244,026  $244,026
$400,000  $111,801  $149,069  $186,336  $223,603  $260,870  $260,870

     The above table sets forth the estimated annual retirement benefits payable under Chesapeake's retirement plan to its regular employees, including executive officers, for the final average earnings and years of service classifications indicated. The retirement plan is funded solely by Chesapeake. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity and are not subject to any deduction for Social Security or other offset amounts.

     Annual compensation used to determine final average earnings under the plan includes salary, as set forth in the Summary Compensation Table, commissions, and, with respect to employees earning a salary less than a stated amount (which for 2002 was $90,000), bonus payments. Compensation covered by the plan for 2002 was as follows: Mr. Schimkaitis - $300,000; Mr. McMasters - $208,000; Mr. Thompson - $208,000; and Mr. Boyles - $165,000. The calculation of benefits under the plan generally is based on average earnings for the highest five consecutive years of the ten years preceding retirement.

     The Internal Revenue Code of 1986, as amended, generally limits the annual benefits, which may be paid under the plan ($160,000 for 2002) and limits the amount of annual compensation that may be taken into account in determining final average earnings to ($200,000 in 2002). The table above does not reflect these limits. However, these limits may increase in future years. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. Effective January 1, 1995, Chesapeake has adopted a plan, that is not a tax-qualified plan, under which the company provides to plan participants the benefits that would have been provided under Chesapeake's retirement plan but for these limits. The plan is unfunded, but is required to be funded in the event of a change in control of Chesapeake.

     As of December 31, 2002, the number of years of credited service under the retirement plan for each of the named executive officers were as follows: Mr. Schimkaitis - 18 years; Mr. McMasters - 21 years; Mr. Thompson - 19 years; and
Mr.  Boyles  -  14  years.

     As of December 31, 1998, Chesapeake amended its retirement plan so that current participants in the plan, including executive officers, could elect either (1) to continue their participation in the plan or, alternatively, (2) to receive a one-time payout, plus an increase in Chesapeake's matching contributions to the employee's account in Chesapeake's Section 401(k) retirement savings plan. Based on this election, Mr. Adkins ceased to be a participant in the pension plan after December 31, 1998.

EMPLOYMENT  CONTRACTS  AND  CHANGE  IN  CONTROL  PROVISIONS

     Chesapeake has entered into employment agreements with Messrs. Schimkaitis, McMasters, Thompson and Boyles. These agreements include "change of control" provisions which are designed to help retain the officers who the Board of Directors believes are essential to the proper supervision of Chesapeake's business by assuring them of equitable treatment in the event of a termination of employment following a change in control of Chesapeake. Under the agreements, if a change in control occurs, the failure to elect or re-elect the officer to, or the removal of the officer from, the office held by the officer, or the failure to re-elect the officer to, or the removal of the officer from, the Board of Directors of Chesapeake (if the officer was a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer's good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control also would entitle the officer to elect to terminate his employment and to receive the termination payments provided in the agreement.

     The agreement with Mr. Schimkaitis was entered into on March 26, 1997, for a term of five years, and provides for Mr. Schimkaitis' employment in his current position at a current salary of $300,000 and in the future such greater or lesser amounts as Chesapeake's Board of Directors may determine. This agreement was renewed on March 26, 2002. The agreement provides that if a change in control occurs prior to that date, the agreement will be automatically extended for a maximum of five years commencing on the date the change in control occurred. The agreements with Messrs. McMasters, Thompson and Boyles were entered into on March 26, 1997, each for a term of three years, and provided for the employment of Messrs. McMasters, Thompson and Boyles as Vice Presidents of Chesapeake, each at salaries determined by Chesapeake's Board of Directors. Each of the agreements was renewed on March 26, 2000, for an additional three-year term, with the same terms and conditions as the original agreements. Each agreement provides that if a change in control occurs prior to the expiration of its term, it will be extended for an additional period of three years commencing on the date the change in control occurred.

     The agreements are intended to maintain compensation and benefits following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period following a change in control at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer's continued eligibility during such extension period to participate in Chesapeake's employee benefit plans. In the event of a termination of employment other than for cause, the officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under Chesapeake's retirement, savings and stock option plans that he would have received had he continued to be employed by Chesapeake for the lesser of 24 months (12 in the case of Messrs. McMasters, Thompson and Boyles) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that Chesapeake could pay the officer without some part of the amount being nondeductible by Chesapeake under Section 280G of the Internal Revenue Code. Each agreement also provides that Chesapeake will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement following a change in control and that Chesapeake, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer may draw to pay any expenses he incurs in attempting to enforce his rights under his agreement.

     On January 1, 1999, Mr. Adkins was succeeded as Chesapeake's Chief Executive Officer by Mr. Schimkaitis. At that time, Mr. Adkins entered into an employment agreement under which he was employed on a part-time basis as the Chairman of the Board, a newly designated executive officer position, through December 31, 2000, which subsequently was extended through December 31, 2002. Effective January 1, 2003, Mr. Adkins entered into a new employment agreement providing for his employment as Chairman of the Board through May 18, 2004. However, effective January 1, 2003 the position of Chairman is no longer considered an officer position. Mr. Adkins' responsibilities under the agreement include presiding at meetings of the Board of Directors, serving as the chair of meeting of the outside directors and acting as liaison between the Board of Directors and management. Under the agreement, Mr. Adkins receives for his services an annual payment of $200,000, or such greater amount as the Board of Directors may determine, and entitles him to participate in the employee benefit plans in which the executive employees participant, subject to the terms and provisions of those plans. Upon the occurrence of a change in control, Chesapeake may terminate Mr. Adkins' employment for any reason or Mr. Adkins may elect to terminate his employment if he is removed from the position of Chairman of the Board or he determines in good faith that there has been a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities. In either case, he would continue to receive compensation at the rate then in effect through May 31, 2004.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 2002.

POLICIES  AND  GOALS

     Chesapeake's compensation goal is to enhance the profitability of Chesapeake, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, Chesapeake's executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from Chesapeake's strategic plan.

COMPONENTS

     Chesapeake's executive compensation program relies on three interrelated components, consisting of base salary, annual bonus and long-term equity-based rewards.

BASE  SALARY

     The base salary structure for the Chief Executive Officer and the other executives was determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations (the "Industry Peer Group") that Chesapeake uses in the preparation of its Stock Performance Graph, as shown below, and from the general industry using companies of a similar size and nature to Chesapeake. The midpoints of the recommended salary structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are subjectively made after giving consideration to the individual's performance and contributions to the success of Chesapeake. Executive base salaries generally fall below, but close to, the comparison averages. Salaries for the Chief Executive Officer, Chief Financial Officer, and other executive officers named in the Summary Compensation Table are originally set by employment contracts (see "Management Compensation - Employment Contracts and Change in Control Provisions"), but are adjusted annually pursuant to the process described above.

ANNUAL  INCENTIVE  BONUS

     Annual bonuses are paid under Chesapeake's performance-based cash bonus plan, adopted in January 1992, based on the attainment of financial and non-financial objectives relative to pre-established performance targets. At the beginning of each year, the Committee selects the executives eligible to receive bonuses based on the executives' seniority and responsibilities. The Committee designates a target bonus amount for each executive, which is a percentage of that executive's base salary ranging from 20% to 30%. Target bonus amounts are determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in a peer group of approximately 1,000 organizations of comparable size. Because size rather than line of business was the primary consideration in choosing this group, it includes some but not all of the companies in the Industry Peer Group. The Committee also identifies performance goals for the year for each selected executive, relating to one or more business segments, to Chesapeake as a whole, or both, and an aggressive target net income range for Chesapeake or designated segments. Bonus awards for the year are made to each selected executive based on successful attainment of the relevant performance goals, adjusted by applying a payout factor (which may vary for each executive) that is determined by the relationship between the actual net income of Chesapeake or relevant segments and the relevant aggressive target net income range. In the case of the Chief Executive Officer, 50% is based on the achievement of performance goals and the other 50% is directly proportionate to the attainment of the aggressive target net income. In no event, however, is a payout made unless the target net income range is achieved. For 2002, most of the performance goals were achieved, either entirely or to a significant extent, including, approximately in order of relative weight: (1) growth and expansion of existing service territories; (2) development of energy-related business opportunities; (3) implementation of strategic rate, regulatory and environmental initiatives; and (4) continued refinement and achievement of performance improvements. Based on these achievements, the Committee determined that between 46% and 93% of these goals were met. One business segment met the aggressive net income target equating to a payout factor of 36% for that executive which resulted in a cash bonus of approximately 7.4% of base salary.

PERFORMANCE  INCENTIVE  PLAN

     Equity-based awards are granted under Chesapeake's Performance Incentive Plan, adopted in 1992, which permits the Compensation Committee flexibility in providing different forms and levels of equity-based awards to key employees. Awards under the plan are intended to align the interests of the executives with those of Chesapeake's stockholders.

     In 2001, the Committee, for a performance period beginning January 1, 2002, and ending December 31, 2002, made performance awards to Messrs. Adkins, Schimkaitis, McMasters, Thompson and Boyles of 5,060, 9,600, 5,120, 5,120 and 5,120 shares, respectively, of Chesapeake common stock. Under the terms of the awards, at the end of the performance period the recipient was entitled to earn, in the form of shares of restricted stock, the entire allotment of performance shares, or a portion thereof, depending on the extent to which Chesapeake achieved specified performance goals relative to the Industry Peer Group relating to earnings growth, growth in non-regulated investment, and shareholder value performance, with a portion of the performance shares allocated to the achievement of each goal. Alternatively, the recipient was entitled under the terms of the award to elect, on or before September 30, 2002, to receive, in lieu of the number of performance shares that he was entitled to earn, a number of shares of restricted stock equal to 25% of his allotment of performance shares without regard to whether the performance objectives would be achieved (the "non-performance election"). In 2002, Chesapeake achieved the performance goal relating to shareholder value performance, but did not achieve the earnings growth and growth in non-regulated investment performance goals. Accordingly, Messrs. Adkins, Schimkaitis, McMasters, Thompson and Boyles, none of whom selected the non-performance election, received, respectively, 1,518, 2,880, 1,536, 1,536 and 1,536 shares of restricted stock.

     In 2002, the Committee, for a performance period beginning January 1, 2003, and ending December 31, 2003, made performance awards to Messrs. Schimkaitis, McMasters, Thompson and Boyles of 9,600, 5,120, 3,200 and 3,200 shares, respectively, of Chesapeake common stock. At the end of the performance period, the recipient is entitled to earn, in the form of restricted stock, the entire allotment of performance shares, or a portion thereof, depending on the extent to which Chesapeake achieves specified performance goals relative to the Industry Peer Group relating to earnings growth, growth in non-regulated net income, and share price relative to book value, with a portion of the performance shares allocated to the achievement of each goal. Alternatively, the recipient is entitled under the terms of the award to elect, on or before September 30, 2003, to receive, in lieu of the number of performance shares that he is entitled to earn, a number of shares of restricted stock equal to 25% of his allotment of performance shares without regard to whether the performance objectives are achieved. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, is deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. These restricted shares are subject to forfeiture if the recipient voluntarily terminates his employment within three years following the receipt of the shares. During the three-year period, the holder of restricted shares is entitled to receive all dividends paid on the shares.

COMPENSATION  OF  THE  CHIEF  EXECUTIVE  OFFICER

     During 2002, the compensation of Chesapeake's Chief Executive Officer, John
R. Schimkaitis, was determined pursuant to the three-part program described above, as follows:

- His base salary was fixed under the terms of his employment agreement to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. No salary adjustments were made during 2002.

- Mr. Schimkaitis' target bonus in 2002 was $90,000 or 30% of salary. As more fully described under "Annual Incentive Bonus" above the Committee determined that, although a significant percentage of his performance goals had been met, the aggressive target net income had not been satisfied. Therefore, Mr. Schimkaitis did not receive an annual cash bonus in 2002.

- As more fully described under "Performance Incentive Plan" above, the performance incentive component of Mr. Schimkaitis' compensation consisted of the receipt of 2,880 shares of restricted stock.

- In 2002, Mr. Schimkaitis was granted performance awards for a performance period beginning January 1, 2003 and ending December 31, 2003. He may earn a maximum total of 9,600 shares of Chesapeake common stock upon Chesapeake's achievement of certain performance goals.

COMPLIANCE  WITH  INTERNAL  REVENUE  CODE  SECTION  162(M)

     Internal Revenue Code Section 162(m), enacted in 1993, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and any of its other named executive officers. Certain performance-based compensation is specifically exempted from the deduction limit. Chesapeake has not adopted a formal policy with respect to qualifying compensation paid to its executive officers from the deduction limit. Chesapeake does not anticipate that compensation paid to any of its executive officers in 2003 will exceed the dollar limit.

                                           THE  COMPENSATION  COMMITTEE
                                           Richard  Bernstein  (Chairman)
                                           Joseph  E.  Moore
                                           Calvert  A.  Morgan,  Jr.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors hereby provides the following report with respect to Chesapeake's audited financial statements for the year ended December 31, 2002.

     The Audit Committee has reviewed and discussed Chesapeake's audited financial statements with the management of Chesapeake. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Chesapeake's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Chesapeake's financial statements. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relate to the accountant's independence from Chesapeake and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from Chesapeake. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that Chesapeake's audited financial statements be included in Chesapeake's Annual Report on Form 10-K for the year ended December 31, 2002.

AUDIT  FEES

     PricewaterhouseCoopers LLP billed Chesapeake an aggregate of $168,000 for the audit of Chesapeake's financial statements included in the Form 10-K for the year ended December 31, 2002, and for the reviews of the financial statements included in the Forms 10-Q filed in 2002.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     PricewaterhouseCoopers LLP did not provide any financial information systems design and implementation services for Chesapeake or its subsidiaries in 2002, and accordingly no fees were incurred for services of this type.

ALL  OTHER  FEES

     The aggregate fees billed to Chesapeake and its subsidiaries by PricewaterhouseCoopers LLP for services rendered in 2002, other than for the two categories of services described above, totaled $71,050 consisting of $44,450 for preparation of 2001 federal and state tax returns, $13,000 for audits of pension and saving plans, and $13,600 for 2002 tax consulting services.

     The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP, as described under the heading "All Other Fees," are compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                           THE  AUDIT  COMMITTEE
                                           Rudolph  M.  Peins,  Jr.,  (Chairman)
                                           Walter  J.  Coleman
                                           John  W.  Jardine,  Jr.
                                           J.  Peter  Martin

STOCK  PERFORMANCE  CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on Chesapeake's common stock during the five fiscal years ended December 31, 2002, with the cumulative total return on the S&P 500 Index and an industry index consisting of 30 Natural Gas Distribution and Integrated Natural Gas Companies as published by C.A. Turner Utility Reports. The performance of the companies composing the C.A. Turner industry index is used by the Compensation Committee for comparison purposes with respect to awards under Chesapeake's Performance Incentive Plan.

     The 30 companies in the C.A. Turner industry index are as follows: AGL Resources Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Company, El Paso Corporation, Energen Corporation, Energy West Incorporated, EnergySouth, Inc., Equitable Resources, Inc., KeySpan Energy Corporation, Kinder Morgan, Inc., Laclede Group, Inc., National Fuel Gas Company, New Jersey Resources Corp., NICOR Inc., Northwest Natural Gas Co., NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Questar Corporation, RGC Resources, Inc., SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation and WGL Holdings, Inc.

     The comparison assumes $100 was invested on December 31, 1997 in Chesapeake's common stock and in each of the foregoing indices and assumes reinvestment of dividends.


                               [GRAPHIC  OMITED]





                  CUMULATIVE TOTAL STOCKHOLDER RETURN
                ----------------------------------------
                1997   1998   1999   2000   2001   2002
                -----  -----  -----  -----  -----  -----
Chesapeake . .  100.0   99.6  105.7  113.9  126.4  123.5
S&P 500. . . .  100.0  126.7  151.4  136.0  118.3   90.7
Industry Index  100.0  104.7   96.8  136.6  131.7  129.0


                        SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP served as the independent auditors for Chesapeake and its subsidiaries in 2002. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Annual Meeting.

     Under the Audit Committee Charter, as recently amended by the Board of Directors in anticipation of changes that will be required under the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, Chesapeake's independent auditor. In accordance with this responsibility, the Audit Committee has implemented a process for the selection of Chesapeake's independent auditors for 2003, which involves the consideration of a number of public accounting firms, including PricewaterhouseCoopers LLP. As of the date of this Proxy Statement, the selection process had not been completed.


                      SUBMISSION OF STOCKHOLDERS PROPOSALS

     Any stockholder who wishes to submit a proposal for possible inclusion in Chesapeake's proxy statement for the annual meeting to be held in 2004 must submit the proposal in writing to the Board of Directors on or before November 29, 2003. Written proposals should be directed to William C. Boyles, Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

     Under Chesapeake's bylaws, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of Chesapeake. To be timely, the stockholder's notice must be received by Chesapeake at its principal executive offices not less than 60 days nor more than 90 days prior to the date of this meeting (unless less than 75 days' notice or prior public disclosure of the date of the meeting is given or made, in which case a notice will be timely if received no later than the close of business on the 15th day following the day on which such notice or public disclosure is given).


                               HOUSEHOLDING RULES

     Under these Securities and Exchange Commission rules, brokers and banks that hold stock for the account of their customers are permitted to deliver single copies of proxy statements and annual reports to two or more shareholders that share the same address, if the shareholders at the address have the same last name or the bank or broker reasonably believes that the shareholders are members of the same family. If a shareholder who holds shares through a broker or bank received from the broker or bank a notice stating that the broker or bank intended to send only one copy of such material to the shareholder's household, and the none of the members of the household objected, they are deemed to have consented to this arrangement. A shareholder who, in accordance with these rules, received only a single copy of this Proxy Statement or the 2002 Annual Report and would like to receive a separate copy of these materials, or separate copies of future proxy statements and annual reports, please submit a written or oral request to the company at:

     Chesapeake  Utilities  Corporation
     Investor  Relations  Administrator
     909  Silver  Lake  Boulevard
     Dover,  Delaware  19904
     888.742.5275

Shareholders sharing the same address who hold shares through a broker or bank and who are receiving multiple copies of Chesapeake's proxy statements and annual reports may request a single copy by contacting their broker or bank.

        ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

     CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE'S ANNUAL REPORT ON FORM 10-K FOR CHESAPEAKE'S FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 WRITTEN REQUESTS SHOULD BE DIRECTED TO WILLIAM C. BOYLES, CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of Chesapeake's directors and executive officers, and any beneficial owner of more than 10% of Chesapeake's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of Chesapeake's common stock and reports of changes in such beneficial ownership. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake's knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 2002, no director or executive officer failed to file on a timely basis the reports required by
Section 16(a). Chesapeake is not aware that any person or entity beneficially owns more than 10% of its common stock.

                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard to the matter according to their discretion.

                                             By Order of the Board of Directors,


                                             William  C.  Boyles
                                             Corporate  Secretary

                                                                      APPENDIX 1

                             AUDIT COMMITTEE CHARTER
                                       OF
                        CHESAPEAKE UTILITIES CORPORATION


COMPOSITION  AND  ORGANIZATION
------------------------------

     The Audit Committee (the "Committee") of the Board of Directors of Chesapeake Utilities Corporation (the "Company") shall be composed of not less than three directors, each of whom:

- shall qualify as an "independent director" as defined by the rules of the New York Stock Exchange in effect at the time of his or her appointment as a member of the Committee; and

- shall be financially literate, as interpreted by the Board of Directors in its business judgment (or shall become financially literate within a reasonable period of time after his or her appointment).

- In addition, the chairman of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets this qualification in its business judgment.

     The Board of Directors shall have sole authority to appoint and remove members of the Committee. Each year, following the Company's Annual Meeting, the Board of Directors shall appoint the members of the Committee and select a Chairman of the Committee, who may be the incumbent Chairman or another member of the Committee.

     The Chief Financial Officer shall serve as the Company liaison with the Committee.

PURPOSE
-------

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by providing informed, vigilant, and effective oversight of:

-    Accounting  policies,  procedures,  and  controls;

- The performance of the internal audit function and the independent auditors;

-    The  qualifications  and  independence  of  the  independent  auditor;

- The quality and integrity of the Company's consolidated financial statements and related reports; and

-    The  Company's  compliance  with  legal  and  regulatory  requirements.

     The Committee also shall prepare the Audit Committee Report that the Company, in accordance with Securities and Exchange Commission ("SEC") rules, is required to include in the Company's proxy statement for the Annual Meeting.

     The Committee is authorized (without further approval of the Board of Directors) to expend organizational resources whenever necessary to fulfill its responsibilities, including the hiring of independent counsel and other advisers to the extent it deems necessary or appropriate to carry out its responsibilities.

RESPONSIBILITIES
----------------

     The responsibilities of the Audit Committee shall consist of those set forth in this Charter and such additional responsibilities as may be assigned to the Committee from time to time by the Board of Directors. The Committee shall:

1. Be solely responsible for the appointment, termination, and compensation of the outside auditing firm, including the approval of all engagement fees and terms. The outside auditing firm shall report directly to the Committee.

2. Review the qualifications and take all appropriate actions to ensure the independence of the outside auditing firm, including:

     a. At least annually, obtaining and reviewing a report by the independent auditor describing:

          -    the  auditor's  internal  quality-control  procedures;

          - any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by a governmental or professional authority within the preceding five years, concerning one or more independent audits conducted by the auditor, and the steps taken by the auditor to deal with any such issues; and

          - all relationships between the Company and the auditor necessary to assess the auditor's independence;

     b. Assuring the regular rotation of the lead audit partner to the extent required by law or as the Committee otherwise deems appropriate;

     c. Considering to the extent that the Committee deems appropriate the regular rotation of the accounting firm performing the independent audit;

     d. Obtaining a formal written statement from the independent auditor setting forth all relationships between the auditor and the Company (consistent with Independence Standards Board Standard No. 1);

     e. Discussing with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor;

     f. Reviewing at the beginning of each year, management's plan for any non-audit services to be provided by the independent auditor; and

     g. Approving in advance all non-audit engagements (other than those that qualify as "de minimus" within the meaning of the Sarbanes-Oxley Act of 2002) of the independent auditor.

     Upon the conclusion of this review, the Committee shall present to the entire Board of Directors its conclusion with regard to the independence of the outside auditor.

3. In connection with the annual audit, meet privately with the independent auditor to review any difficulties encountered with the annual audit, including restrictions on the scope of the audit, access to requested information or significant disagreements with management, and management's response.

4. Prior to the release of the Annual Report to shareholders and the filing with the SEC of each Annual Report on Form 10-K:

     a. Review with the financial and accounting officers of the Company and with the Company's independent auditor:

          - The consolidated financial statements, including the notes thereto, and the auditor's opinion thereon; and

          -    The  "Management's Discussion and Analysis" section of Form 10-K.

     b. Consult with the independent auditor concerning all matters required to be communicated under Generally Accepted Auditing Standards and Statement of Auditing Standards No. 61; and

     c. Resolve any disagreements between management and the independent auditor regarding financial reporting.

5.   Prior to the filing of each Quarterly Report on Form 10-Q with the SEC:

     a. Review with the financial and accounting officers of the Company and with the Company's independent auditor:

          - The quarterly consolidated financial statements, including the notes thereto; and

          -    The  "Management's  Discussion  and Analysis" section of the Form
               10-Q.

     b. Ensure that the independent auditor conducts a SAS 71 interim financial review of the financial statements to be filed and provides the Committee with a summary of the matters described in AICPA Standards AU Section 380, Communication with the Audit Committee; and

     c. Resolve any disagreements between management and the independent auditor regarding financial reporting.

6. Review with management the policies and practices of the Company concerning, and the general content of, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7. Review periodically the adequacy of the Company's internal accounting controls, including the review of any recommendations from the independent auditor for improving accounting procedures and controls.

8. Review any changes in accounting principles, reporting standards and regulatory agency pronouncements that have or may have in the future a significant impact on the consolidated financial statements of the Company.

9. Review with management and the independent auditor all significant litigation, contingencies, claims or assessments and all material accounting issues that require disclosure in the financial statements.

10. Review periodically with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

11. Assist the Board of Directors in the oversight of the Company's internal audit function, including:

     a. Discussing annually with the independent auditor the responsibilities, budget and staffing of the internal audit function;

     b. Reviewing annually with the internal auditors the planned scope of the internal audit work, including reviews of Electronic Data Processing procedures and controls;

     c. Reviewing reports issued by the internal auditors and management's actions related thereto;

     d. Ensuring a cooperative working relationship between the internal audit department and the independent auditor; and

     e. Approving the appointment or termination of the head of the internal audit function.

12. Review annually the expense reimbursements to senior officers of the Company to determine if the expenses are in line with established Company guidelines and IRS regulations.

13. Approve Company hiring policies for the employment by the Company of employees or former employees of the independent auditor.

14. Review the results of the annual survey of officers and supervisors for compliance with matters within the scope of the Committee's authority.

15. Review annually with management the compliance by the Company with the Foreign Corrupt Practices Act.

16.  Establish and periodically review the Company's procedures for:

     a. The receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or audit matters; and

     b. The confidential and anonymous submission by whistle-blowers of concerns regarding questionable accounting and auditing matters.

17. Investigate any other matters brought to the Committee's attention within the scope of its responsibilities.

18. Periodically meet separately with management, the internal auditors, and the independent auditor as necessary to assure a smooth functioning of the annual audit and the internal audit program and otherwise to fulfill it responsibilities under the Charter.

19. Report regularly to the Board of Directors and review with the Board any issues that arise with respect to:

     a.   The quality or integrity of the Company's financial statements;

     b.   The Company's compliance with legal and regulatory requirements;

     c.   The performance and independence of the Company's independent auditor;
          and

     d.   The performance of the internal audit function.

20.  Review and reassess this Charter on an annual basis.

21. Ensure that a copy of this Charter is included as an appendix to the Company's proxy statements at least once every three years (or such other frequency as may be required by law).

MEETINGS  AND  MINUTES
----------------------

     The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. It is anticipated that the Committee will hold at least four meetings per year either in person or via telephone.

     Special meetings of the Committee may be called by the Chairman of the Board or the President of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board of Directors and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws.

     If approved by the Board of Directors, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

     Minutes of each Committee meeting and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall once approved by the Committee, be retained with the permanent records of the Company.

     A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board of Directors by the Chairman of the Committee (or, in the Chairman's absence, by another member of the Committee) at the next regularly scheduled meeting of the Board of Directors or as otherwise requested by the Board of Directors.

ANNUAL  PERFORMANCE  EVALUATION
-------------------------------

     The performance of the Committee shall be reviewed and evaluated annually by the Board of Directors based on review criteria and procedures developed by the Corporate Governance Committee.

[CHESAPEAKE UTILITIES CORPORATION LOGO]

                                                                  March 28, 2003

Dear  Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 a.m. on May 20, 2003, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Corporate Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank  you  for  your  consideration  and  continued  support.

                                                    Sincerely,


                                                    /s/  RALPH  J.  ADKINS
                                                    ----------------------
                                                    RALPH  J.  ADKINS
                                                    Chairman  of  the  Board


                                   DETACH HERE

[x]  Please  mark  your
     votes  as  in  this
     example.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.



1.  Election of Directors                              2.  In their discretion, the proxies are authorized to vote upon such
    Nominees: Calvert A. Morgan Jr.,                       other matters as may properly come before the meeting or any
    Rudolph M. Peins, Jr., Robert F. Rider                 adjournment thereof.

              FOR    WITHHELD
              [_]      [_]



[_] ________________________________________
    For all nominees except as noted above.            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [_]

                                                       PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE
                                                       ENCLOSED ENVELOPE.

                                                       Please sign exactly as name appears hereon. Joint owners should each sign.
                                                       When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ______________________________ Date: _______________ Signature: ______________________________ Date: _______________

                                   DETACH HERE

                                      PROXY

                        CHESAPEAKE UTILITIES CORPORATION
                            909 SILVER LAKE BOULEVARD
                              DOVER, DELAWARE 19904

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON MAY 20, 2003 IN THE BOARD ROOM
                               PNC BANK, DELAWARE
                               222 DELAWARE AVENUE
                           WILMINGTON, DELAWARE 19899


     The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ITEM 1.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  ITEM  1.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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